Exhibit 10.1

AMendment No. 1 to Securities Purchase Agreement

This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”) is dated as of December 15, 2015, between KaloBios Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). This Amendment amends that certain Securities Purchase Agreement (the “SPA”), dated as of December 3, 2015, by and among the Company and the Purchasers. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the SPA.

Recitals

Whereas, Section 1.1 of the SPA provides that the Per Share Purchase Price equals $29.32, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the SPA.

Whereas, the Company and the Purchasers desire to amend the SPA as set forth herein.

Now, Therefore, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and in reliance on the recitals set forth above, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

Agreement

1.	Amendments. Section 1.1 of the SPA is hereby amended as follows:

(a)	The following definition is hereby added:

“Amended Per Share Purchase Price” equals $24.855, for all Purchasers that are not as of the date hereof directors, officers, employees or consultants of the Company, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

(b)	The following definition is hereby added:

“Director Per Share Purchase Price” equals $29.32, for all Purchasers that are as of the date hereof directors, officers, employees or consultants of the Company, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

(c)	The definition of Per Share Purchase Price is amended and restated as follows:

“Per Share Purchase Price” means either the Amended Per Share Purchase Price or the Director Per Share Purchase Price as the case may be for the Purchaser.

2.	Effectiveness of this Amendment. Each of the parties hereto, by its signature below, does hereby give its written consent to the amendment of the SPA in accordance with this Amendment. This Amendment will become effective as of the date first written above.

3.	Purchase Agreement. Except as set forth by the terms of this Amendment, the SPA remains in full force and effect.

4.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware applicable to contracts to be fully performed therein.

5.	Counterparts; “.pdf” copies. This Amendment may be executed in one or more counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one and the same instrument. “.pdf” copies of signed signature pages will be deemed binding originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

KALOBIOS PHARMACEUTICALS, INC.

By:
Name: Martin Shkreli
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[Signature Page to Amendment No. 1 to SPA]

PURCHASER

By: ________________________

Name:

[Signature Page to Amendment No. 1 to SPA]

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